Exhibit 10.26

                          FINANCING ADVISORY AGREEMENT



               This Agreement is made effective as of the 20th day of March, 1996, by and between Investcorp International, Inc., a Delaware corporation ("III"), and Simmons Acquisition Corp., a Delaware corporation ("SAC").

               WHEREAS, pursuant to a Stock Purchase Agreement dated as of February 21, 1996, among Merrill Lynch Capital Appreciation Partnership No. B-XI, L.P., MLCP Associates L.P. No. II, ML IBK Positions Inc., ML Offshore LBO Partnership No. B-XI, Merchant Banking L.P. No. IV, Simmons Company ("Simmons"), Merrill Lynch KECALP L.P. 1987, Merrill Lynch KECALP L.P. 1989, NationsBank, N.A. (South), solely in its capacity as trustee of the Simmons Company Employee Stock Ownership Trust, certain management stockholders, SAC and Simmons Holdings, Inc., SAC will purchase (the "Purchase") the stock of Simmons;

               WHEREAS, SAC intends to arrange borrowing facilities with one or more financial institutions unaffiliated with III in the aggregate amount of approximately $115 million (the "Financing");

               WHEREAS, III and its officers, employees, agents and affiliates are experienced in the field of obtaining debt financing and are willing to act as a financial advisor to SAC; and

               WHEREAS, SAC is desirous to avail itself of the assistance and expertise of III in arranging the Financing;

               NOW, THEREFORE, the parties do hereby agree as follows:

               1. Services of III. III shall assist SAC in arranging the Financing. In connection therewith, III may, solely in its discretion and on behalf of SAC:

                      (a) seek out financial institutions that may provide the Financing;

                      (b) enter into negotiations with banks and other financial institutions regarding the terms and conditions upon which the Financing is to be provided;

                      (c) advise, conduct and participate in the negotiation
               and drafting of any agreements,

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               contracts, or other documents relating to the placement of the
               Financing; and

                      (d) take all such other actions as it may deem necessary
               to arrange for the Financing.

               2. Fees. In consideration of the services contemplated by
Section 1 hereof, SAC shall pay to III a fee in the amount of $3,450,000 (3 percent of the Financing), payable on the closing of the Purchase.

               3. Reimbursement. SAC shall pay directly any commitment fees, arrangement fees, or other actual out-of-pocket expenses incurred in connection with the performance of III's services under this Agreement, including, but not limited to, fees and disbursements of III's legal counsel.

               4. Cooperation and Information. SAC shall cooperate with III in the performance of its obligations hereunder and shall furnish III with such information as III may request (all such information so furnished hereinafter referred to as the "Information"). SAC recognizes and confirms that III:

                      (a) will use and rely primarily on the Information and on
               information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same;

                      (b) does not assume responsibility for the accuracy or completeness of the Information; and

                      (c) will not make an appraisal of any of the assets of
               SAC.

All information so furnished to III will be kept confidential by III, except such information as is in the public domain or as SAC agrees may be disclosed or as III is required by law to disclose; provided, however, that III may provide such Information as it deems necessary or appropriate to financial institutions in connection with obtaining, negotiating or arranging the Financing in accordance with the terms of this Agreement.

               5. Termination. Subject to the provisions of Paragraph 6 hereof, which shall survive any termination of this Agreement, this Agreement shall terminate if the Purchase is not consummated on or before June 25, 1996, unless extended by the parties' mutual consent.


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               6.     Indemnification.  SAC shall:

                      (a) indemnify III and hold it harmless against any losses, claims, damages or liabilities to which III may become subject arising in any manner out of or in connection with the rendering of services by III hereunder, unless it is finally judicially determined that such losses, claims, damages or liabilities arose primarily out of the gross negligence or bad faith of III; and

                      (b) reimburse III immediately for any legal or other
               expenses reasonably incurred by it in connection with investigating, preparing to defend or defending any lawsuits or other proceedings arising in any manner out of or in connection with the rendering of services by III hereunder; provided, however, that in the event a final judicial determination is made to the effect specified in subparagraph 6(a) above, III will remit to SAC any amounts reimbursed under this subparagraph 6(b). SAC agrees that (i) the indemnification and reimbursement commitments set forth in this paragraph shall apply whether or not III is a formal party to any such lawsuits, claims or other proceedings, (ii) III is entitled to retain separate counsel of its choice at the expense of SAC in connection with any of the matters to which such commitments relate, and (iii) such commitments shall extend, upon the terms set forth in this paragraph, to any controlling person, director, officer, employee or agent of III; provided, however, that to the extent that III retains separate counsel in connection with any matters set forth in this subparagraph 6(b), such counsel shall coordinate its efforts with counsel to SAC.

               7. Amendments. No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall be effective unless the same shall be in writing and signed by the parties to this Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               8. Notices. All notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when


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mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

               If to III, to:

               Investcorp International, Inc.
               280 Park Avenue
               37th Floor
               New York, New York  10017
               Attention:  Christopher J. O'Brien

               with a copy to:

               Gibson, Dunn & Crutcher
               1050 Connecticut Avenue, NW
               Washington, D.C.  20036
               Attention:  Peter L. Baumbusch, Esq.

               If to SAC, to:

               Simmons Acquisition Corp.
               c/o Gibson, Dunn & Crutcher
               200 Park Avenue
               New York, New York  10166
               Attention:  Charles K. Marquis

               9. Entire Agreement. This Agreement shall constitute the entire Agreement between the parties with respect to the subject matter hereof and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating thereto.

               10. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York and shall inure to the benefit of, and be binding upon, III and SAC, and their respective successors and assigns.


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               IN WITNESS WHEREOF, each of the undersigned parties has caused this Financing Advisory Agreement to be executed and delivered by its duly authorized officer or agent as of the date first set out above.



                                            INVESTCORP INTERNATIONAL, INC.



                                            By:   /s/
                                                --------------------------------
                                               Name:
                                               Title:


                                            SIMMONS ACQUISITION CORP.



                                            By:  /s/
                                                --------------------------------
                                               Name:
                                               Title: